Exhibit 99.1

SIERRA INCOME CORPORATION TO EXPLORE
AND EVALULATE STRATEGIC ALTERNATIVES

New York, NY (May 27, 2021) – Sierra Income Corporation (“Sierra” or the “Company”) today announced that its Board of Directors has entered into a formal review process to evaluate strategic alternatives for the Company. The Board of Directors has authorized the Special Committee, which is comprised of all of the directors who are not “interested persons,” as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, of the Company or its investment adviser, to lead the process.

The Special Committee has engaged Broadhaven Capital Partners as its financial advisor.

The Board of Directors has not set a timetable for the conclusion of the strategic alternatives review. There can be no assurance that the review will result in any form of transaction. The Company does not intend to comment further regarding the review unless or until it determines that further disclosure is appropriate or required by law.

About Sierra Income Corporation

Sierra is a non-traded business development company that invests primarily in first lien senior secured debt, second lien secured debt and, to a lesser extent, subordinated debt of middle market companies in a broad range of industries with annual revenue between $50 million and $1 billion. Sierra’s investment objective is to generate current income, and to a lesser extent, long-term capital appreciation. Sierra is externally managed by SIC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Sierra Income Corporation at www.sierraincomecorp.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will" and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: Sierra's continued effectiveness in investing and managing capital; adverse changes in the economy generally or in the industries in which Sierra's portfolio companies operate; uncertainties associated with the impact from the COVID-19 pandemic, including its impact on the global and U.S. capital markets, the global and U.S. economy, the operational and financial performance of our portfolio companies, and liquidity; and such other factors described under the caption “Risk Factors” included in Sierra's filings with the Securities and Exchange Commission (www.sec.gov). Additional risks and uncertainties include, but are not limited to: the Share Repurchase Program includes numerous restrictions that limit a stockholder’s ability to sell its shares as described in the share repurchase materials that will be sent to stockholders; and the timing of the repurchase offers pursuant to our share repurchase program may be at a time that is disadvantageous to stockholders. Although Sierra believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Sierra undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in Sierra’s expectations.

Investor Relations and Media Contact:

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer

212-355-4449